UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2007

Lodgian, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14537	52-2093696
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia		30326
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	404-364-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, the Company's Board of Directors (the "Board") appointed Mark S. Oei as a member of the Board and a member of its Compensation Committee.

Mr. Oei is a Managing Director of Oaktree Capital Management, L.P. ("Oaktree"), an investment company based in Los Angeles, CA where he has been since 2003. Prior to Oaktree, Mr. Oei was a Vice President at Morgan Stanley where he was an acquisitions officer of the Morgan Stanley Real Estate Funds. Mr. Oei earned a Masters of Business Administration from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science in Business Administration from the Haas School of Business at the University of California at Berkeley. He is 39 years old. OCM Real Estate Opportunities Fund II, L.P., OCM Real Estate Opportunities Fund III, L.P., and OCM Real Estate Opportunities Fund IIIA, L.P., investment funds for which Oaktree acts as investment advisor, hold, in the aggregate, approximately 11.3% of the outstanding shares of the Company's common stock.

Mr. Oei replaces Kevin McTavish on the Company's Board. The Oaktree investment funds which hold the Company's shares requested that Mr. McTavish resign from the Board and expressed an interest that Mr. Oei replace him.

Item 9.01 Financial Statements and Exhibits.

(d) Press Release of Lodgian, Inc. dated August 13, 2007.

The information contained in the exhibit to this Current Report on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the exhibit to this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.

August 13, 2007	By:	Daniel E. Ellis

Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Lodgian, Inc. dated August 13, 2007